Exhibit 10.7(i)


                        SUPPLEMENT TO SUBSIDIARY GUARANTY
                            (SUNSHINE BISCUITS, INC.)

     THIS SUPPLEMENT TO SUBSIDIARY GUARANTY (this "Supplement"), dated as of June 4, 1996, to the Subsidiary Guaranty, dated as of January 26, 1996 (as amended or otherwise modified through the date hereof, the "Subsidiary Guaranty"), is made by SUNSHINE BISCUITS, INC., a Delaware corporation (the "Additional Guarantor"), in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Lender Parties (as defined in the Subsidiary Guaranty). Capitalized terms used herein and not herein defined shall have the meanings ascribed to them in the Subsidiary Guaranty.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of June 4, 1996 (the "Credit Agreement"), among Keebler Holding Corp., a Delaware corporation and the surviving corporation of the Merger (the "Borrower"), the Administrative Agent, the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders") and the Co-Agents named therein, amending and restating in its entirety the Existing Credit Agreement, the Lenders have extended Commitments to make Credit Extensions to the Borrower;

     WHEREAS, as a condition to the effectiveness of the Credit Agreement and the continued making of Credit Extensions to the Borrower thereunder, the Additional Guarantor is required to execute and deliver this Supplement;

     WHEREAS, it is in the best interests of the Additional Guarantor to execute this Supplement inasmuch as the Additional Guarantor will derive substantial direct and indirect benefits from the Credit Extensions made by the Lender Parties pursuant to the Credit Agreement; and

     WHEREAS, the Additional Guarantor desires to become a "Guarantor" under the Subsidiary Guaranty;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Additional Guarantor agrees, for the benefit of each Lender Party, as follows:

     SECTION 1. Guaranty. The Additional Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably


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            (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor now or hereafter existing under the Credit Agreement, the Notes, any Letter of Credit and each other Loan Document to which the Borrower or such other Obligor is or may become a party (or, in the case of Letters of Credit, is or may become the account party), whether for principal, interest, Reimbursement Obligations, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

            (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under the Subsidiary Guaranty (as supplemented by this Supplement);

provided, however, that the Additional Guarantor shall be liable under the Subsidiary Guaranty (as supplemented by this Supplement) only for the maximum amount of such liability that can be thereby incurred without rendering the Subsidiary Guaranty (as supplemented by this Supplement), as it relates to the Additional Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The Subsidiary Guaranty (as supplemented by this Supplement) constitutes a guaranty of payment when due and not of collection, and the Additional Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Additional Guarantor hereunder. The Additional Guarantor acknowledges and agrees that each obligation hereunder shall be a joint and several obligation of the Additional Guarantor.

     SECTION 2. Acknowledgment. The Additional Guarantor acknowledges and agrees that by its signature below it hereby is for all purposes a "Guarantor" under the Subsidiary Guaranty with the same force and effect as if originally named as a "Guarantor" therein, and each reference to a "Guarantor" in the Subsidiary Guaranty shall be deemed to include the Additional Guarantor. The Additional Guarantor hereby agrees to be bound by all of the terms and provisions of the Subsidiary Guaranty.


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     SECTION 3. Warranties, etc. The Additional Guarantor hereby represents and warrants unto each Lender Party, as of the date hereof, each of the representations and warranties set forth in Article III of the Subsidiary Guaranty (included as incorporated by reference to the Credit Agreement) as applied to the Additional Guarantor are true and correct.

     SECTION 4. Subsidiary Guaranty Remains in Full Force and Effect. Except as expressly supplemented hereby, the Subsidiary Guaranty shall remain in full force and effect in accordance with its terms.

     SECTION 5. Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 6. Execution in Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same agreement.

     SECTION 7. Loan Document. The Additional Guarantor hereby acknowledges and agrees that this Supplement constitutes a "Loan Document", as such term is defined in the Credit Agreement.


     IN WITNESS WHEREOF, the Additional Guarantor has duly executed this Supplement to the Subsidiary Guaranty as of the day and year first above written.

                                               SUNSHINE BISCUITS, INC.


                                               By:
                                                  -----------------------
                                                  Title:

Acknowledged and Accepted:

THE BANK OF NOVA SCOTIA,
  as Administrative Agent


By:
   -----------------------
   Title:


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